As filed with the Securities and Exchange Commission on October 8, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phoenix Education Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3922540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4035 S. Riverpoint Parkway Phoenix, Arizona	85040
(Address of Principal Executive Offices)	(Zip Code)

The University of Phoenix, Inc. Management Equity Plan

Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan

Phoenix Education Partners, Inc. Employee Stock Purchase Plan

(Full title of the plans)

Srini Medi, Esq.

Chief Legal Officer & Secretary

4035 S. Riverpoint Parkway

Phoenix, Arizona 85040

(Name and address of agent for service)

(800) 990-2765

(Telephone number, including area code, of agent for service)

With copies of all notices, orders, and communications to:

Brian M. Janson, Esq.

Luke R. Jennings, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Phoenix Education Partners, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of (i) 5,036,077 shares of common stock, par value $0.01 per share (the “common stock”), issuable under The University of Phoenix, Inc. Management Equity Plan (the “University Equity Plan”), (ii) 4,063,233 shares of common stock issuable under the Phoenix Education Partners, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and (iii) 812,646 shares of common stock issuable under the Phoenix Education Partners, Inc. Employee Stock Purchase Plan (the “ESPP”).

The total number of shares of common stock reserved for issuance under the Omnibus Incentive Plan will automatically increase on January 1st of each year, for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to 5% of the total number of shares of common stock outstanding as of the immediately preceding December 31, or a lesser number of shares determined by the Company’s board of directors (the “Board”). Further, the total number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to the lesser of (a) 1% of the fully-diluted number of shares of our common stock outstanding on December 31st of the immediately preceding calendar year, (b) 406,323 shares and (c) such smaller number of shares as is determined by the Board. The offer and sale of such additional shares have not been included in this Registration Statement and will be registered, as appropriate, in the future.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the University Equity Plan, the Omnibus Incentive Plan and the ESPP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Incorporation of Documents by Reference.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, Arizona 85040; telephone number (800) 990-2765.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)

The Company’s Registration Statement on Form S-1 (File No. 333-289955) as confidentially submitted on January 29, 2025, and as amended March 18, 2025 and July 10, 2025, and as publicly filed with the Commission on August 29, 2025, and as amended on September 15, 2025 and September 30, 2025.

(b)

The description of the common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 8, 2025, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company’s certificate of incorporation provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Document

3.1	Certificate of Incorporation of Phoenix Education Partners, Inc.

3.2	Bylaws of Phoenix Education Partners, Inc.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1†*	The University of Phoenix, Inc. Management Equity Plan (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on August 29, 2025).

99.2†	Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed on August 29, 2025).

99.3†	Phoenix Education Partners, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed on August 29, 2025).

107	Filing Fee Table.

*	Previously filed.
†	Indicates management contract or compensatory plan.

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Phoenix Education Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 8, 2025.

Phoenix Education Partners, Inc.

By:	/s/ Christopher Lynne
Name: Christopher Lynne
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Christopher Lynne, Blair Westblom and Srini Medi, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and Power of Attorney have been signed on October 8, 2025, by the following persons in the capacities indicated below.

Name	Title	Date

/s/ Christopher Lynne	Chief Executive Officer and Director (principal executive officer)	October 8, 2025
Christopher Lynne

/s/ Blair Westblom	Chief Financial Officer (principal financial officer)	October 8, 2025
Blair Westblom

/s/ Jeff Honaker	Chief Accounting Officer (principal accounting officer)	October 8, 2025
Jeff Honaker

/s/ Andrew Bird	Director	October 8, 2025
Andrew Bird

/s/ Peter Cohen	Director	October 8, 2025
Peter Cohen

/s/ Jeffrey Denham	Director	October 8, 2025
Jeffrey Denham

/s/ Theodore Kwon	Director	October 8, 2025
Theodore Kwon

/s/ Martin H. Nesbitt	Director	October 8, 2025
Martin H. Nesbitt

/s/ Adnan A. Nisar	Director	October 8, 2025
Adnan A. Nisar

/s/ John Sizer	Director	October 8, 2025
John Sizer

/s/ Itai Wallach	Director	October 8, 2025
Itai Wallach

/s/ Johannes Worsoe	Director	October 8, 2025
Johannes Worsoe